UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2011

Willamette Valley Vineyards, Inc.
(Exact name of Company as specified in its charter)

Oregon	0-21522	93-0981021
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8800 Enchanted Way SE
Turner, OR 97392
(Address of principal executive offices)

(503) 588-9463
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2011, Willamette Valley Vineyards, Inc. (the “Company”) and Young’s Market Company of Oregon, LLC, an Oregon limited liability company, and Young’s Market Company of Washington, LLC, an Oregon limited liability company (Young’s Market Company of Oregon, LLC and Young’s Market Company of Washington, LLC are referred to collectively herein as “Young’s Market”) entered into an Exclusive Distribution Agreement concerning the distribution of wines produced by the Company.  Under the terms of the Exclusive Distribution Agreement, for a period of seven years commencing on September 1, 2011, Young’s Market will be the exclusive distributor of the Company’s Willamette Valley Vineyards and Griffin Creek wines in the State of Washington and in all counties in the State of Oregon other than Morrow, Umatilla, Union, Wallowa, Grant, Baker and Malheur counties.  The Company will discontinue its previous practice of distributing wines produced by the Company through Bacchus Fine Wines, the Company’s distribution business.  Bacchus Fine Wines will continue to promote the Company’s wine as well as distribute other brands in its portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.

Date: August 1, 2011	By:	/s/ JAMES W. BERNAU

James W. Bernau
President

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